UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2006

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Establishment of Performance Goals for Annual and Long-Term Incentives

Awards under both the annual incentive program (AIP) and the long-term incentive program (LTIP) are issued under the American Standard Companies Inc. 2002 Omnibus Incentive Plan (the “Omnibus Plan”) which was approved by the company’s shareholders on May 2, 2002. Each year, the Management Development and Compensation Committee of the company’s Board of Directors (the “Committee”) establishes performance goals for the new AIP and LTIP performance periods. AIP and LTIP awards are generally paid in cash in February following the end of the performance period.

AIP Performance Goals

At its meeting on February 1, 2006, the Committee determined maximum amounts that may be paid to executive officers of the company in respect of AIP awards for the 2005 performance period by establishing a pool based on 1.5% of 2006 segment income for the company (subject to the $3.0 million limit on individual AIP awards under the Omnibus Plan), with 20% of the pool allocated to the Chief Executive Officer and the remainder allocated evenly among the other executive officers. The Committee retains the discretion to pay AIP awards to our executive officers in an amount less than their portion of the bonus pool.

Each year an operating plan is established that sets goals for overall corporate and operating unit performance with specific financial and strategic measures. In 2006, these goals include sales growth, earnings per share, free cash flow, as well strategic initiatives related to six sigma, materials management, safety, and talent development. In determining actual AIP award payments for 2006 to executive officers within the established maximum amount, the Committee will consider performance against company, business unit and individual performance criteria.

LTIP Performance Goals

At its meeting on February 1, 2006, the Committee determined maximum amounts that may be paid to executive officers of the company in respect of LTIP awards for the 2006-2008 performance period by establishing a pool based on 2.0% of 2008 segment income for the company (subject to the $4.5 million limit on individual LTIP awards under the Omnibus Plan), with 20% of the pool allocated to the Chief Executive Officer and the remainder allocated evenly among the other executive officers. The Committee retains the discretion to pay AIP awards to our executive officers in an amount less than their portion of the bonus pool.

In determining actual LTIP award payments to executive officers for the 2006-2008 performance period within the established maximum amount, the Committee will consider operating plan performance for the period in the area of sales growth, earnings per share and free cash flow, as well as performance relative to the company’s peer group, economic conditions and performance of key strategic initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

By:	Mary Elizabeth Gustafsson
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel and Secretary

DATE: February 3, 2006